EXHIBIT 16(c)(1)

PRESENTATION DATED DECEMBER 7, 2004 OF TRIANGLE CAPITAL PARTNERS, LLC

(See attached)

Table of Contents

1.	Trading Market

2.	Valuation Analysis

3.	Pro Forma Analysis

Triangle Capital Partners

Triangle Capital Partners, LLC

3600 Glenwood Avenue, Suite 104

Raleigh, NC 27612

Fax: (919) 719 - 4777

www.trianglecapitalpartners.com

Financial Institutions

John Schramm	Bill Wagner	Mike Patterson
Managing Director	Managing Director	Managing Director
Phone: (919) 719 - 4783	Phone: (919) 719 - 4782	Phone: (919) 719 - 4786
jschramm@trianglecapitalpartners.com	wwagner@trianglecapitalpartners.com	mpatterson@trianglecapitalpartners.com

Private Equity

Garland Tucker	Tarlton Long	David Parker
Managing Director	Managing Director	Managing Director
Phone: (919) 719 - 4779	Phone: (919) 719 - 4780	Phone: (919) 719 - 4781
gtucker@trianglecapitalpartners.com	tlong@trianglecapitalpartners.com	dparker@trianglecapitalpartners.com

1. Trading Market

Indexed Market Performance

*	As of the market close on 11/30/2004.

1

Trading Market Conditions

	Thrifts*
	All U.S.		Southeast		KS Bancorp, Inc.
Pricing Ratios	275 Thrifts		29 Thrifts		$20.00
Price/Book Value %	149%		133%		127%
Price/Tangible BV %	166%		133%		127%
Price/LTM Earnings x	17.9	x	21.4	x	21.5	x
Price/LTM Core Earnings x	19.0	x	20.7	x	19.3	x
Price/2004E Earnings x	17.2	x	19.0	x	NA
Dividend Yield %	2.0%		2.0%		3.2%
Market Value ($mil)	$55		$24		$24
Company Financials
Total Assets ($mil)	$337		$163		$223
Tangible Equity/Assets %	8.7%		9.5%		8.4%
NPAs/Assets %	0.34%		0.65%		0.64%
ROA %	0.74%		0.76%		0.53%
ROE %	7.5%		4.7%		6.0%
Efficiency Ratio %	66%		70%		73%

*	Median ratios for publicly traded thrifts

Source: SNL Financial, LC as of 11/30/2004

2

2. Valuation Analysis

Methodologies

•	To establish a range of fair value for the common stock of KS Bancorp, Inc. “KSAV”, Triangle Capital Partners utilized three valuation methodologies:

•	Comparison to market multiples of selected peer groups

•	Premium to market analysis

•	Discounted dividend analysis

•	In addition, Triangle Capital Partners reviewed the historic trading activity of KSAV’s common stock

•	Triangle Capital Partners reconciled the results of these analyses to establish a range of fair values for KSAV.

1

3-Year Indexed Market Performance

*	As of the market close on 11/30/2004.

2

KSAV 3-Year Price / Volume Analysis

*	As of the market close on 11/30/2004.

3

Trades in the Last Twelve Months

Date	Closing Price	Volume	Date	Closing Price	Volume	Date	Closing Price	Volume
11/30/04	$20.00	2,000	6/16/04	$21.00	400	2/5/04	$20.00	166
11/22/04	$24.00	400	5/19/04	$20.50	200	1/28/04	$20.25	4,500
11/11/04	$20.10	434	3/26/04	$21.00	630	1/26/04	$20.50	2,000
11/8/04	$20.10	3,231	3/22/04	$22.00	167	1/21/04	$20.44	1,000
9/20/04	$21.00	200	3/17/04	$20.00	300	1/20/04	$20.00	1,182
9/13/04	$21.00	100	3/16/04	$20.44	900	1/14/04	$21.00	200
9/2/04	$20.95	400	3/15/04	$20.25	200	1/13/04	$20.00	109
7/19/04	$21.00	100	3/11/04	$20.15	200	1/12/04	$20.44	7,000
7/16/04	$21.00	100	3/4/04	$20.25	238	1/9/04	$19.50	5,770
7/13/04	$20.29	2,967	3/2/04	$20.10	3,500	1/8/04	$20.05	1,166
7/12/04	$20.00	7,567	2/23/04	$20.00	100	12/23/03	$20.00	250
7/9/04	$20.00	810	2/20/04	$20.00	500	12/22/03	$20.50	150
6/30/04	$20.69	2,000	2/17/04	$20.01	100	12/11/03	$20.00	1,000
6/24/04	$20.50	1,575	2/12/04	$20.44	1,891	12/4/03	$20.00	500
6/23/04	$20.50	3,364	2/11/04	$20.05	1,498	12/3/03	$19.00	1,786

	Shares Traded	Weighted Average Price	Earliest Trade
Last 5 trades	6,265	$20.35	9/20/04
Last 10 trades	9,932	$20.37	7/13/04
Last 20 trades	25,353	$20.33	3/17/04
Last twelve months	62,851	$20.19	12/3/03

4

Analysis of Trading History

Price Range		Last 12 Months		Last 6 Months		Last 90 Days
		Shares	% Total Shares	Shares	% Total Shares	Shares	% Total Shares
$23.01	$24.00	400	1%	400	2%	400	6%
$22.01	$23.00	0	0%	0	0%	0	0%
$21.01	$22.00	167	0%	0	0%	0	0%
$20.01	$21.00	40,244	64%	14,871	58%	4,365	65%
$19.00	$20.00	22,040	35%	10,377	40%	2,000	30%
Total		62,851	100%	25,648	100%	6,765	100%

Weighted Average		$20.19		$20.31		$20.39
Days Traded		45		16		7
Days Not Traded		205		110		57
Avg. Daily Volume		1,397		1,603		966

*	As of the market close on 11/30/2004.

5

Peer Group Selection

•	To help establish the range of fair value for common stock of KSAV, Triangle Capital Partners selected the following peer groups:

•	All publicly traded thrifts nationwide as identified by SNL Securities

•	All Southeast thrifts

•	All thrifts nationwide with assets between $100 million and $300 million

•	All thrifts nationwide with market capitalizations between $15 million and $35 million

•	All thrifts nationwide with returns on average assets between 0.40% and 0.60%

•	All thrifts nationwide with returns on average equity between 5.0% and 7.0%

•	All thrifts nationwide with ratios of tangible equity / tangible assets between 8% and 9%

•	A selected group of peer banks

•	The following pricing ratios for each peer group were reviewed:

•	Price / book value

•	Price / tangible book value

•	Price / earnings – reported last twelve months

•	Price / earnings – core last twelve months

6

Trading Market Conditions

	Thrifts
	All U.S.		Southeast		Assets 100MM-300MM		Market Cap 15MM-35MM		ROA 0.40%-0.60%		ROE 5.0%-7.0%		T. Equity 8.0%-9.0%		KS Bancorp, Inc.
Pricing Ratios	275 Thrifts		29 Thrifts		88 Thrifts		56 Thrifts		36 Thrifts		44 Thrifts		38 Thrifts		$20.00
Price/Book Value %	149%		133%		122%		119%		133%		135%		149%		127%
Price/Tangible BV %	166%		133%		127%		120%		137%		146%		154%		127%
Price/LTM Earnings x	17.9	x	21.4	x	19.8	x	20.8	x	22.7	x	22.2	x	16.3	x	21.5	x
Price/LTM Core Earnings x	19.0	x	20.7	x	21.0	x	21.3	x	25.2	x	23.0	x	17.0	x	19.3	x
Price/2004E Earnings x	17.2	x	19.0	x	28.6	x	NA		20.9	x	23.7	x	16.4	x	NA
Dividend Yield %	2.0%		2.0%		2.1%		2.2%		2.0%		2.1%		2.2%		3.2%
Market Value ($mil)	$55		$24		$26		$24		$34		$33		$48		$24
Company Financials
Total Assets ($mil)	$337		$163		$178		$164		$245		$222		$400		$223
Tangible Equity/Assets %	8.7%		9.5%		10.3%		10.3%		8.8%		11.1%		8.3%		8.4%
NPAs/Assets %	0.34%		0.65%		0.53%		0.53%		0.53%		0.58%		0.53%		0.64%
ROA %	0.74%		0.76%		0.66%		0.65%		0.50%		0.68%		0.71%		0.53%
ROE %	7.5%		4.7%		5.6%		6.3%		5.1%		6.1%		8.3%		6.0%
Efficiency Ratio %	66%		70%		73%		73%		75%		69%		67%		73%

*	Median ratios for publicly traded thrifts

Source: SNL Financial, LC as of 11/30/2004

7

Pricing Implied by National Peer Groups

Pricing based on medians as of 11/30/2004.

8

Pricing Implied by National Peer Groups

Pricing based on medians as of 11/30/2004.

9

Trading Peer Group Selection

•	Searched all thrifts, excluding mutual holding companies, in the Southeast and Midwest with assets between $100 million and $300 million

•	Search found 54 companies

•	Removed all companies that did not meet the following criteria

•	Return on average assets of less than 0.30%

•	Non-performing assets / total assets of greater than 1.75%

•	Listed on the NASDAQ

•	Had available pricing ratios

•	Had paid a special dividend within the last quarter

•	Were announced merger targets

•	Group culled to 20 companies

10

Comparable Publicly Traded Companies

Company				Trading Market			Pricing Multiples					Financial Ratios
State/ Company	St	Symbol	Total Assets ($mil)	Clsg Price $	Avg Daily Vol. (000s)	Mkt. Cap. ($mil)	Price To Earnings Ratios		Price/ Book %	Price/ Tang. Book %	Divid. Yield %	LTM ROAA %	LTM ROAE %	Effic. Ratio %	Tang. Capital %	NPAs/ Assets %
							LTM
							Rep	Core
Peer Companies as of 11/30/2004
AMB Financial Corp.	IN	AMFC	154	14.50	—	14	15.3	15.7	108	108	1.7	0.64	7.5	73	8.5	1.14
ASB Financial Corp.	OH	ASBP	166	21.12	—	36	17.9	18.5	201	201	2.8	1.26	13.0	58	10.5	0.63
CKF Bancorp Inc.	KY	CKFB	153	18.00	1	26	14.3	14.3	157	169	3.3	1.19	11.7	48	9.8	NA
Community Investors Bancorp	OH	CIBI	122	14.75	1	16	19.7	20.0	119	119	2.4	0.69	6.3	68	10.9	NA
FFD Financial Corp.	OH	FFDF	137	15.50	1	18	26.3	26.3	109	109	2.8	0.52	4.2	76	12.3	NA
FFW Corp.	IN	FFWC	246	22.75	—	29	12.2	12.7	123	128	3.0	1.01	10.5	63	9.3	0.84
Fidelity Federal Bancorp	IN	FFED	202	1.76	3	19	NM	NM	120	120	—	0.17	2.3	93	8.0	0.52
First BancTrust Corp.	IL	FBTC	225	12.25	2	31	22.7	22.3	112	112	2.0	0.58	5.1	76	12.1	0.32
First Franklin Corp.	OH	FFHS	273	19.50	1	32	30.0	35.4	136	136	1.6	0.41	4.7	77	8.6	1.21
Great American Bancorp	IL	GTPS	157	25.51	1	19	16.7	16.7	108	111	1.7	0.79	7.3	77	10.8	0.02
Great Pee Dee Bancorp Inc.	SC	PEDE	163	15.50	1	28	21.5	21.5	105	109	4.1	0.78	4.7	66	15.9	NA
Home City Financial Corp.	OH	HCFC	158	15.19	—	13	18.8	18.9	100	NA	2.9	0.42	5.4	74	NA	NA
Home Loan Financial Corp.	OH	HLFC	160	20.75	—	35	19.8	20.7	155	155	3.8	1.09	7.5	56	14.1	NA
Northeast Indiana Bancorp	IN	NEIB	229	21.90	1	31	19.2	19.4	120	120	2.7	0.74	6.3	70	11.4	0.72
Park Bancorp Inc.	IL	PFED	270	31.00	—	35	14.3	16.3	109	109	2.3	0.95	8.5	64	11.3	0.45
Peoples-Sidney Financial Corp.	OH	PSFC	136	15.75	—	23	22.2	22.1	129	129	3.6	0.70	5.7	65	12.8	0.96
River Valley Bancorp	IN	RIVR	274	23.50	2	37	16.2	16.2	169	169	3.1	0.96	10.8	58	8.1	NA
South Street Financial Corp.	NC	SSFC	215	10.01	1	31	34.5	34.5	118	118	4.0	0.39	3.3	80	12.0	NA
Union Community Bancorp	IN	UCBC	258	18.75	2	36	20.4	19.2	109	119	3.2	0.68	5.0	65	12.0	1.44
United Tennessee Bankshares	TN	UTBI	123	20.71	—	25	12.3	12.8	139	145	1.7	1.72	11.9	52	14.0	NA
High		20	274		3	37	32.0	37.8	210	210	4.2	1.72	13.0	93	15.9	1.44
3rd Quartile		20	233		2	33	21.9	21.8	137	141	3.3	0.97	9.0	76	12.2	1.05
Median		20	165		1	29	19.2	19.3	119	120	2.9	0.72	6.3	67	11.3	0.68
1st Quartile		20	154		1	19	15.8	16.3	109	112	2.2	0.57	4.9	62	9.6	0.49
Low		20	122		0	13	10.9	11.3	100	107	1.5	0.17	2.3	48	8.0	0.02

11

Financial Comparison

	KS Bancorp, Inc.	Peer Group	Thrifts 100MM-300MM Assets
Balance Sheet Ratios		20 Thrifts	88 Thrifts
Total Assets ($MM)	$223	$165	$178
Net Loans / Assets	76.3%	76.7%	72.0%
Deposits / Assets	71.1%	69.9%	73.5%
Borrowings / Assets	20.1%	16.3%	14.0%
GAAP Tangible Equity / Assets	8.4%	11.3%	10.3%
Profitability Ratios
Interest Rate Margin	3.50%	3.33%	3.28%
Efficiency Ratio	73.4%	67.2%	72.8%
ROA	0.53%	0.72%	0.64%
ROE	6.0%	6.3%	5.7%
Reserves & Asset Quality
LLR / Loans	0.78%	0.66%	0.71%
NPL’s / Loans	0.27%	0.82%	0.54%
NPA’s / Assets	0.64%	0.72%	0.53%
LLR / NPA’s	93.6%	57.5%	76.9%
Other
Insider Ownership	37.5%	25.1%	22.2%
Institutional Ownership	NA	6.5%	5.1%
Deposits / Branch ($MM)	$23	$39	$35

*	Median ratios for publicly traded thrifts (LTM 9/30/2004)

Source: SNL Financial, LC as of 11/30/2004

12

Implied Trading Price of KSAV Based on Peer Group

3rd Quartile	21.9	x	21.8	x	137%	141%
Median	19.2	x	19.3	x	119%	120%
1st Quartile	15.8	x	16.3	x	109%	112%

Pricing for KSAV implied by ratios of the 20 peers selected.

Medians boxed.

13	2

Trading Market Conclusions

•	Market data clearly indicates that smaller thrifts trade at lower price to book value and tangible book value ratios than the overall market while trading slightly higher in terms of price to earnings ratios.

•	Most publicly traded thrifts of similar size to KSAV have a relatively small amount of intangible assets on their balance sheet. Hence, pricing ratios for price / book value and price / tangible book value are relatively similar.

•	Based on a review the trading data, Triangle Capital Partners selected the following pricing ratios to apply to KSAV:

		Selected Pricing Ratios
	KS Bancorp, Inc.	Low		High		Indicated Price Range
Price/Book Value	$15.71	120%		150%		$18.85	$23.56
Price/Tangible BV	$15.71	120%		150%		$18.85	$23.56
Price/LTM Earnings	$0.93	17.5	x	22.5	x	$16.28	$20.93
Price/LTM Core Earnings	$1.04	17.5	x	22.5	x	$18.15	$23.33

Range implied by trading market analysis - $16.25 - $23.50

14

Dividend Discount Analysis

•	A range of fair value for a common stock can be determined based on the present value of the expected future dividends to be received.

•	KSAV provided Triangle with financial projections through 12/31/07.

•	To determine the present value of future dividends beyond 12/31/07, assumptions were made regarding the expected growth rate of dividends.

15

Financial Projections

•	The management of KSAV provided Triangle Capital Partners with the following financial projections

Projections for the Year Ending December 31,

	2004 ($000s)	2005 ($000s)	2006 ($000s)	2007 ($000s)
Loans	175,227	189,515	207,268	229,171
Total Assets	229,288	247,092	269,573	305,451
Deposits	165,070	175,838	205,188	239,022
Equity	18,786	19,486	20,843	22,884
Net Income	1,343	1,464	2,157	2,889
EPS	$1.12	$1.22	$1.80	$2.41
Book value per share	$15.69	$16.28	$17.41	$19.12
Dividends per share	$0.50	$0.64	$0.67	$0.71
ROA	0.62%	0.61%	0.83%	1.00%
ROE	7.2%	7.6%	10.7%	13.2%

16

Dividend Discount Analysis

Implied Value per Share(1)

	Long Term Dividend Growth Rate
Discount Rate	6.0%	7.0%	8.0%	9.0%	10.0%	11.0%	12.0%	13.0%
11.0%	$11.53	$14.12	$18.44	$27.07	$52.97	NM	NM	NM
11.5%	$10.45	$12.52	$15.76	$21.60	$35.23	$103.37	NM	NM
12.0%	$9.56	$11.24	$13.76	$17.96	$26.37	$51.58	NM	NM
12.5%	$8.81	$10.20	$12.21	$15.37	$21.05	$34.32	$100.66	NM
13.0%	$8.16	$9.33	$10.96	$13.42	$17.51	$25.69	$50.24	NM
13.5%	$7.60	$8.59	$9.95	$11.91	$14.98	$20.52	$33.44	$98.04
14.0%	$7.11	$7.96	$9.10	$10.70	$13.09	$17.07	$25.04	$48.95
14.5%	$6.68	$7.42	$8.39	$9.71	$11.61	$14.61	$20.00	$32.59
15.0%	$6.30	$6.94	$7.78	$8.88	$10.44	$12.77	$16.65	$24.41
15.5%	$5.96	$6.52	$7.25	$8.19	$9.47	$11.33	$14.25	$19.51
16.0%	$5.65	$6.15	$6.78	$7.59	$8.67	$10.19	$12.46	$16.24

•	Triangle discounted KSAV’s projected dividends to present value at discount rates between 12% and 14%.

•	Triangle assumed the future dividends beyond KSAV’s projections would increase at a long term growth rate between 8% and 10%. Triangle capitalized these future dividends and discounted that value to a present value at discount rates between 12% and 14%.

•	The sum of these values was the implied present value per share.

(1)	Based on KSAV’s projections.

17

Dividend Discount Conclusions

•	The dividend discount model typically yields the widest range of values given the number of assumptions necessary.

•	Range implied by dividend discount analysis - $9.00 to $26.00

18

Going Private Premium Study

•	Triangle selected 10 going private transactions announced in the last two years

•	The analysis included only reverse stock splits and cash-out mergers

•	The analysis only includes bank and thrift transactions

•	The analysis excluded transactions that could be deemed a change of control

•	Triangle determined the range of premiums paid over the trading price

19

Selected Transactions

Company	Ticker	Announce Date	Transaction Type	Assets ($000’s)	Transaction Value	% of Shares	Premium
Blackhawk Bancorp, Inc.	BKHB	10/22/04	Reverse Stock Split	415,911	$995,566	2.6%	27.1%
Central Federal Corporation	GCFC	10/22/04	Reverse Stock Split	128,953	$1,940,811	6.1%	14.2%
Southern Michigan Bancorp Inc.	SOMC	09/03/04	Cash Out Merger	310,815	$1,213,215	5.1%	20.3%
Hemlock Federal Financial Corp.	HMKF	06/01/04	Reverse Stock Split	312,468	$232,000	0.8%	2.1%
Coddle Creek Financial Corp.	CDLX	03/30/04	Reverse Stock Split	137,652	$250,800	2.0%	11.8%
IBW Financial Corp.	IBWC	12/31/03	Reverse Stock Split	302,720	$470,230	1.9%	65.9%
HFB Financial Corporation	HFBA	10/28/03	Cash Out Merger	256,689	$468,400	1.6%	3.4%
BankPlus, FSB	BPLS	07/15/03	Reverse Stock Split	313,234	$200,000	0.8%	6.7%
Captial Directions, Inc.	CTDN	06/25/03	Cash Out Merger	129,839	$551,450	1.7%	(3.8%)
Chesapeake Financial Shares, Inc.	CPKF	09/03/02	Reverse Stock Split	332,424	$1,979,073	6.5%	18.7%

3rd Quartile	10			313,043	$1,158,803	4.5%	19.9%
Median	10			306,768	$510,840	2.0%	13.0%
1st Quartile	10			167,411	$305,200	1.6%	4.2%

20

Premium Analysis

•	Based on a review of similar transactions, Triangle concluded that a reasonable premium to be paid was between 5% and 20%.

Premium Analysis

Premium	0.0%	5.0%	10.0%	15.0%	20.0%	25.0%
Last trade	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
Last 5 trades(1)	$20.35	$21.36	$22.38	$23.40	$24.41	$25.43
Last 10 trades(1)	$20.37	$21.39	$22.41	$23.43	$24.45	$25.47
Last year(1)	$20.19	$21.20	$22.21	$23.22	$24.23	$25.24
Median	$20.27	$21.28	$22.30	$23.31	$24.32	$25.34

•	Over the last year, KSAV has traded with in a very narrow range.

•	Range implied by premium analysis - $21.25 to $24.50.

(1)	Weighted average

21

Reconciliation of Valuation Methodologies

Price range indicated by	Low	High
Trading market analysis	$16.25	$23.50
Dividend discount analysis	$9.00	$26.00
Premium to market analysis	$21.50	$24.50
Final range of value selected	$20.50	$23.50

22

Sensitivity Analysis

Price Per Share	Price/ Book Value	Price/ Tangible Book	Price/ LTM EPS	Price/ Core EPS	Premium/ Market Price(1)
$18.50	118%	118%	19.9x	17.8x	(9.1%)
$19.00	121%	121%	20.4x	18.3x	(6.6%)
$19.50	124%	124%	21.0x	18.8x	(4.2%)
$20.00	127%	127%	21.5x	19.3x	(1.7%)
$20.50	131%	131%	22.0x	19.8x	0.8%
$21.00	134%	134%	22.6x	20.2x	3.2%
$21.50	137%	137%	23.1x	20.7x	5.7%
$22.00	140%	140%	23.7x	21.2x	8.1%
$22.50	143%	143%	24.2x	21.7x	10.6%
$23.00	146%	146%	24.7x	22.2x	13.0%
$23.50	150%	150%	25.3x	22.7x	15.5%
$24.00	153%	153%	25.8x	23.1x	18.0%
$24.50	156%	156%	26.3x	23.6x	20.4%
$25.00	159%	159%	26.9x	24.1x	22.9%
$25.50	162%	162%	27.4x	24.6x	25.3%
$26.00	166%	166%	28.0x	25.1x	27.8%

(1)	Based on weighted average for the last 5 trading days.

23

3. Pro Forma Analysis

Estimate of Total Shares To Be Repurchased

	Shares Purchased from Shareholders Owning < 200 Shares	Fractional Shares	Total Shares Purchased	% of Outstanding Shares
Registered Shares	14,572	18,337	32,909	2.7%
NOBO	4,564	9,856	14,421	1.2%
OBO(1)	3,721	8,035	11,756	1.0%

Total shares purchased	22,857	36,228	59,085	4.9%

(1)	Assumes OBO shares are owned in the same proportion to NOBO shares.

Based on the registered shareholder list provided by the Company for the record date 10/5/2004, the NOBO shareholder list provided by the Company for the record data 10/7/2004, and the OBO range analysis provided by the Company for the record date 10/14/2004.

1

Pro Forma Analysis

	As of 9/30/2004	Pro Forma 200:1 Reverse stock split at
		$20.50	$21.50	$22.50	$23.50
Shares purchased	59,085	59,085	59,085	59,085	59,085
Cost ($000s)		1,211	1,270	1,329	1,389
Shares outstanding	1,197,029	1,137,944	1,137,944	1,137,944	1,137,944
Assets ( $000’s)	223,208	221,997	221,938	221,879	221,819
Equity ($000’s)(1)	18,802	17,491	17,432	17,373	17,313
Equity / assets	8.42%	7.88%	7.85%	7.83%	7.81%
Change in net income(1)		7	6	5	3
LTM net income ($000’s)(1)	1,110	1,117	1,116	1,115	1,113
LTM EPS	$0.93	$0.98	$0.98	$0.98	$0.98
LTM ROA	0.53%	0.54%	0.53%	0.53%	0.53%
LTM ROE	6.02%	6.48%	6.50%	6.51%	6.53%
Book value	$15.71	$15.37	$15.32	$15.27	$15.21

(1)	Based on the benefits and assumptions described earlier and an opportunity cost of 3% on the funds used in the purchase of shares.

2

Impact of the Reverse Stock Split

To analyze the impact of the transaction on the financial condition of KSAV and on its future performance, Triangle:

1.	Analyzed the pro forma impact at various prices of a 200:1 reverse stock split on KSAV based on its financial statements as of 9/30/2004

2.	Analyzed the financial impact on KSAV’s projected financial statements of a 200:1 reverse stock split. In performing this analysis, Triangle made the following assumptions

•	Relied on management’s projections for the next three years

•	Increased projected earnings by $48,000 annually to reflect the expected savings of going private

•	Assumed KSAV purchased 59,085 shares

•	Assumed KSAV paid $23.50 per share for each share purchased ($23.50 per share represents the top end of the range indicated by Triangle, which would result in the least benefit to remaining shareholders)

•	Assumed one-time charges associated with the transaction of $100,000

•	Assumed an opportunity cost of 3.0% on the cash used to purchase shares

3

Repurchase Analysis

For the Year Ended December 31,

	2004	2005	2006	2007
Assets	$229,288	$247,092	$270,639	$307,400
Net income with cost savings	$1,374	$1,495	$2,188	$2,920
		$1,466	$2,159	$2,891
Earnings per share	$1.12	$1.25	$1.83	$2.44
		$1.29	$1.90	$2.54
Book value/share	$15.69	$16.30	$17.46	$19.20
		$15.85	$17.08	$18.91
Return on assets	0.64%	0.63%	0.85%	1.01%
		0.62%	0.83%	1.00%
Return on equity	7.35%	7.81%	10.83%	13.31%
		7.96%	11.52%	14.12%
Shareholders equity	$18,786	$19,517	$20,905	$22,977
		$18,037	$19,436	$21,521
Equity/assets	8.2%	7.9%	7.7%	7.5%
		7.3%	7.2%	7.0%

Bold denotes after repurchase

4

Analysis of Reverse Stock Split on Insider Ownership

Director	Shares Beneficially Owned	Percent of Shares Outstanding as of 9/30/04	Percent of Shares Outstanding After Reverse Split
R. Harold Hinnant	50,599	4.23%	4.45%
James C. Parker	3,703	0.31%	0.33%
A. Carroll Coleman	1,838	0.15%	0.16%
Eugene David Jackson	500	0.04%	0.04%
B. Kenneth Jones II	3,000	0.25%	0.26%
Harold Thomas Keen	92,602	7.74%	8.14%
Sidney Ernest Sauls	1,768	0.15%	0.16%
Ralph Edward Scott Jr.	16,451	1.37%	1.45%
Gordon C. Woodruff	337	0.03%	0.03%

Total	170,798	14.27%	15.01%

Based on KSAV’s proxy filed on 5/4/2004.

Excludes ESOP shares for which certain directors are trustees.

5